EXHIBIT B

to the Custody Agreement

Separate Series of the Mutual Fund Series Trust

Name of Series without bank loan custody

AlphaCentric Asset Rotation Fund
AlphaCentric Bond Rotation Fund
AlphaCentric Global Innovations Fund
AlphaCentric Hedged Market Opportunity Fund
AlphaCentric Income Opportunities Fund
AlphaCentric Small Cap Opportunities Fund
AlphaCentric Municipal Opportunities Fund
Camelot Excalibur Small Cap Income Fund
Camelot Premium Return Fund
Catalyst Dynamic Alpha Fund
Catalyst Hedged Commodity Strategy Fund
Catalyst Hedged Futures Strategy Fund
Catalyst Insider Buying Fund Catalyst Insider Income Fund
Catalyst Insider Long/Short Fund
Catalyst IPOX Allocation Fund
Catalyst Macro Strategy Fund
Catalyst MLP & Infrastructure
Catalyst Multi-Strategy Fund
Catalyst Small-Cap Insider Buying Fund
Catalyst Systematic Alpha Fund
Catalyst Buyback Strategy Fund
Catalyst/Exceed Defined Risk Fund
Catalyst/Exceed Defined Shield Index Fund
Catalyst/Groesbeck Growth of Income Fund
Catalyst/Lyons Tactical Allocation Fund
Catalyst/MAP Global Balanced Fund
Catalyst/MAP Global Equity Fund
Catalyst/Millburn Hedge Strategy Fund
Catalyst/SMH High Income Fund
Catalyst/SMH Total Return Income Fund
Catalyst/Stone Beach Income Opportunity Fund
Catalyst Enhanced Income Strategy Fund
Day Hagan Logix Tactical Dividend Fund

Day Hagan Tactical Allocation Fund
Empiric 2500 Fund
Eventide Gilead Fund
Eventide Global Dividend Opportunity Fund
Eventide Healthcare & Life Sciences Fund
Eventide Multi-Asset Income Fund
Eventide Limited-Term Bond Fund
JAG Large Cap Growth Fund

Name of Series with bank loan custody

Catalyst/CIFC Floating Rate Income Fund